
                                                                                                   For the Period    For the Period
                                                                 For the Year      For the Year        April 1         January 1,
                                                                    Ended             Ended            through          through
                                                                 December 31,      December 31,     December 31,        March 31,
                                                               ---------------   ----------------  ---------------- ---------------
Basic and Diluted Earnings Per Share:                                1999              1998             1997              1997
                                                               ---------------   ----------------  ---------------- ---------------

Net income allocable to common shareholders...............      $ 37,849,000     $  29,400,000     $  3,154,000      $    682,000
                                                               ===============   ================  ================ ===============

Weighted average common shares outstanding:
   Basic weighted average common shares outstanding.......        23,641,000        19,361,000        3,414,000         2,193,000
   Net  effect  of  dilutive   stock   options - based  on
     treasury stock method using average market price.....            68,000            68,000           12,000                 -
                                                               ---------------   ----------------  ---------------- ---------------
   Diluted weighted average common shares outstanding.....        23,709,000        19,429,000        3,426,000         2,193,000
                                                               ===============   ================  ================ ===============

Basic earnings per common share...........................      $       1.60      $       1.52     $       0.92      $       0.31
                                                               ===============   ================  ================ ===============
Diluted earnings per common share.........................      $       1.60      $       1.51     $       0.92      $       0.31
                                                               ===============   ================  ================ ===============